UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 13, 2008, Paul F. Kelleher resigned as a member of the Board of Directors (the “Board”) of Cynosure, Inc. (the “Company”) effective immediately. Mr. Kelleher’s decision was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On November 14, 2008, the Board, based on the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed to the Board a new independent director, Marina Hatsopoulos. Ms. Hatsopoulos was appointed as a class II classified director with an initial term expiring at the Company’s 2010 annual meeting. There are no arrangements or understandings between Ms. Hatsopoulos and any other person pursuant to which she was selected to serve on the Board, and there are no relationships between Ms. Hatsopoulos and the Company that would require disclosure under Item 404(a) of Regulation S-K. Ms. Hatsopoulos has been named to serve on the Board’s Audit Committee and Compensation Committee.

A copy of the press release issued by the Company relating to the appointment of Ms. Hatsopoulos as a member of the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by the Company on November 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: November 18, 2008	By:	/s/ Timothy W. Baker
Timothy W. Baker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on November 18, 2008